                                                                   Exhibit 10.5

                                 LYTTON AVENUE
                             PALO ALTO, CALIFORNIA
                               COMMERCIAL LEASE
                               ----------------
                                    SUMMARY
                                    -------

The information contained in this "Office Commercial Lease Summary" is incorporated into the terms of the attached "Commercial" Lease.

I.   LANDLORD W. Jack Kidder and Kurt L Reitman

As individuals

II.  TENANT:      WebTV Networks, Inc.
III. PREMISES:    151 Lytton Avenue, the entire building consisting of
approximately
                  5,000 square feet plus 750 square feet of basement
 IV. TERM:

     Lease Term:  Sixty (60)months
Tenant's Right to Terminate December 31st, 1999 with 180 days prior written notice. &e Paragraph 2.3.
Lease Commencement: The Lease Term shall commence January 6, 1997 Lease Expiration: The Lease Term shall expire December 31, 2001
V.   OPTION TO EXTEND:                                   None

VI.  RENT AND REIMBURSEMENTS:

Initial Base Rent: Monthly Base Rent is Ten Thousand
Seven Hundred and Fifty Dollars ($10,750).
Rental Adjustment Schedule: Annual 3% increase on January 1st of each year. Expense Reimbursements See Section 3.2 and 6.3. Initial monthly
Operating Expenses are estimated to be
Two Thousand Five Hundred Dollars ($2500)
per month.
Tenant's Allocable Share: 100% of Building operating expenses
Security Deposit: Ten Thousand Seven Hundred and Fifty Dollars
($10,750)
VII. TENANT USE:      General Office Uses Consistent With Section 4.1 of This
Lease Agreement



VIII. EXECUTION: The Landlord and Tenant agree to the provisions of the Commercial Lease dated for reference purposes as December 15,1996, including the attached Exhibits.

Landlord: W. Jack Kidder
        By



TABLE: OF Contents
------------------

1.   Premises                                   6

     1.1  Description of Premises 6
     1.2  Landlord's Work 6
     1.3  Surrender of Premises 6
     1.4  Tenant's Contribution to Tenant Improvements 6
     1.5  Parking 7
2.   Term 7
     2.1  Postponement 7
     2.2  Option to Extend 7
     2.3  Tenant's Right To Terminate 7
3.   Rent
     3.1  Payment of Rent 7
     3.2  Expense Reimbursements 7
     3.3- Late Payment; Interest 8
     3.4  Security Deposit 8
4.   Uses 9
     4.1  Use of the Premises 9
     4.2  No Exterior Uses 9
     4.3  Hazardous Materials 9

5.   Alterations and Additions                                   10
6.   Maintenance and Repair                                      10
     6.1  Tenant's Obligations 10
     6.2  Landlord's Obligations 10
     6.3  Tenant's Obligation to Reimburse 10
7.   Taxes                                                       12
     7.1  Tenant's Personal Property Taxes 12
     7.2  Real Property Taxes 12
     7.3  Definition 12
     7.4  Supplemental Assessments 12

8.   Utilities and Services                                      12
9.   Indemnity                                                   12
10.  Waiver of Claims                                            13
     Insurance                                                   13

     11.1 Tenant's Liability Insurance 13
     11.2 Tenant's Property Insurance 13
     11.3 Landlord's Liability Insurance 13
     11.4 Landlord's Property Insurance 13
     11.5 Waiver of Subrogation 13

LANDLORD:                              3              TENANT INITIALS

     11.6 Insurance Policies                                 13

12.  Damage                                                      14
     12.1 Tenant's Property                                      14
13.  Condemnation                                                14
14.  Advertisements and Signs                                    14
15.  Entry by Landlord                                           15
16.  Assignment and Subletting                                   15
     16.1 Landlord's Consent Required                            15

      16.2 Documentation                                              15
      16.3 Terms and Conditions                                       15
      16.4 Landlord's Remedies                                        15
17.   Default                                                         15

17.1  Event of Default                                           15
17.2  Remedies                                                   16
17.3  No Relief From Forfeiture After Default                    17
17.4  Landlord's Right to Perform Tenant's Obligations           17
17.5  Remedies Not Exclusive                                     17
17.6  Termination, Surrender and Abandonment                     17
17.7  Landlord's Default                                         17

18.   Effect of Conveyance                                            18
19.   Instruments Required by Lender                                  18
20.   Tenant's Estoppel Certificate                                   18
21.   Subordination Attornment and Quiet Enjoyment                    18
22.   Notices                                                         18
23.   No Accord and Satisfaction                                      18
24.   Attorneys' Fees                                                 18
25.   Holding Over                                                    19
26.   Landlord Liability                                              19
27.   General Provisions                                              19

27.1  Entire Agreement                                           19
27.2  Timeliness                                                 19
27.3  Captions                                                   19
27.4  California Law                                             19
27.5  Partial Invalidity                                         20
27.6  No Warranties                                              20

LANDLORD                               4                 TENANT
INITIALS

27.7  Joint and Several Liability                   20
27.8  Binding on Successors                         20
27.9  Authority                                     20
27.10 No Light, Air or View Easement                20
27.11 Brokers                                       20
27.12 Force Majeure                                 20

Exhibits

A Premises                                               22
B Rent Adjustment Schedule                               23

LANDLORD                               5                 TENANT

COMMERCIAL LEASE
151 LYTTON AVENUE
PALO ALTO,
CALIFORNIA

     This Lease is made and entered by and between "Landlord" and "Tenant" as these terms are defined in the "Commercial Lease Summary", which Commercial Lease Summary constitutes and is numbered as page 1 of this Lease and which for reference purposes is dated December 15,1996.

1. Premises.
   ---------

          1.1 Description of Premises. Landlord leases the "Premises" (as hereinafter defined) to Tenant for Tenant's exclusive use, and Tenant leases the Premises from Landlord for the term, at the rental, and upon all of the conditions set forth herein and in the Lease Summary. A floor plan showing the "Premises" is attached as Exhibit A. The Premises consist of the entire building of approximately 5,000 square feet plus a 750 square foot basement. The land upon which the Building is located is referred to herein as the "Property".

        - 1.2 Landlord's Work. Landlord shall provide the Premises to Tenant in "as is " condition and makes no representation that the existing conditions are free from defects. During the term of the Lease Landlord may upgrade the exterior of the Building provided Tenant shall have the right to reasonably approve the plans for the exterior improvements, and provided futherthat no work performed by Landlord shall be disruptive to Tenant's ability to conduct its business at the Premises.

          1.3 Surrender of Premises. At the end of the term of this Lease or upon any earlier termination pursuant to this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed on the Commencement Date, subject to reasonable wear and tear and damage by casualty except that all articles of personal property and all business and trade fixtures, machinery, equipment, furniture owned by Tenant and installed by Tenant at its expense in the Premises shall remain the Property of the Tenant and may be removed by Tenant at any time during the Lease term. If Tenant fails to remove all of Tenant's Property from the Premises upon termination of the Lease for any cause whatsoever, Landlord may, at its option, any time within thirty (30) days of the lease termination and after ten (10) days written notice to Tenant of its intention to remove Tenant's Property, remove same in any manner Landlord shall choose and store such effects without liability to Tenant for loss thereof, and Tenant shall pay Landlord upon demand any and all reasonable expenses incurred in connection with such removal, including court costs, reasonable attorney fees, and reasonable storage charges incurred which such effects were in Landlord's possession. Tenant shall not damage the wood paneling of the large offices located along the western wall of the Premises.

          1.4 Tenant's Contribution to Tenant Improvements. Tenant shall invest not less than One Hundred Thousand Dollars ($100,000) in improvements to the Building ("Tenant Improvements"). The Tenant Improvements to be constructed by Tenant shall be subject to Landlord's reasonable approval, which approval or rejection shall be provided by Landlord within ten (10) days of submittal of plans, specifications and a contractor's budget estimate to Landlord. The reasonableness of Landlord's approval shall be based on the value of the Tenant Improvements to Landlord for general office users, and not for improvements that are specific to Tenant's particular use. Investment in electrical service, cabling and telecommunications are to be comparable to investment in these items which would be made by a professional office user and not to investment by a technology user. The Tenant Improvements shall specifically include upgrading at lease one toilet room so that there is handicap access. The large wood-paneled offices may not be modified, except for increased electrical outlets and telecommunications. It is anticipated that the Tenant Improvements shall include opening

  Landlord In)                6             Tenant Initials

up a significant portion of the central area and eastern offices located in the Premises. The investment in Tenant Improvements shall be verified by Landlord after delivery to Landlord of copies of invoices for Tenant Improvement work performed by Tenant which work must be performed at competitive rates not at a premium notes for overtime. If Tenant has invested less than One Hundred Thousand Dollars ($100,000) in Tenant Improvements, as reasonably approved by Landlord, then Tenant shall pay to Landlord on termination of the Lease, including an early termination under Paragraph 2.3, if applicable, the difference between One Hundred Thousand Dollars ($100,000) and the amount actually invested by Tenant in approved Tenant Improvements.

1.5 Parking. None Provided

     2. Term. This Lease shall begin on January 6,1997, the "Commencement Date" and shall continue for a term of sixty (60) months, expiring December 31st, 2001 as stated in the Lease Summary, in accordance with the following:

2.1 Postponement. Intentionally Omitted

2.2 Option to Extend. Intentionally Omitted

          2.3 Tenant's Right to Terminate. Tenant shall have the right to terminate this Lease with the termination to be effective as of December 31,1999, provided each of the following conditions shall have been satisfied:

          (a) Tenant shall have provided Landlord One Hundred Eighty
              (180) days prior written notice;
          (b) Tenant shall have paid Landlord a termination fee equal to Thirty Six Thousand Dollars ($36,000); and
          (c) Tenant shall have satisfied the requirements of Paragraph 1.4 of this Lease.

3. Rent.
   -----

     3.1 Payment of Rent. Tenant shall pay to Landlord the Rent as stated in the Lease

Summary, without deduction, offset, prior notice or demand, in advance on the first day of each calendar month of the term of this Lease. Rent shall be payable in lawful money of the United States to Landlord at such place as Landlord may designate in writing. Tenant's obligation to pay rent for the initial and any subsequent partial month shall be prorated on the basis of a thirty (30) day month.

3.2 Expense Reimbursements.

          (a) Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, as additional rent (the "Additional Rent");

              (i) Tenant's "Allocable Share" (as described in Paragraph 3.2(d)) of Operating Expenses, as set forth in Paragraph 6.3(b) herein;

              (ii) Tenant's Allocable Share of all Real Property Taxes relating to the Property, as set forth in Paragraph 7.2 herein;

LANDLORD INITIAL 7 TENANT INITIALS




(iii) Tenant's Allocable Share of insurance premiums, as set forth in Paragraph 11.3 and 11.4, but not in excess of the premiums for insurance carried by landlords of other comparable quality office buildings in Palo Alto ("Comparable Buildings"); and

              (iv) All charges, costs and expenses which Tenant is required to pay hereunder, together with all late charges, interest, costs and expenses including attorneys' fees, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of Tenant's default or breach of this Lease.

          (b) In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Base Rent.

          (c) From and after the Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Lease Term an amount reasonably estimated by Landlord to be the monthly amounts attributable to clauses (i), (ii), and (iii) of Paragraph 3(a) (collectively, "Expense Reimbursements"). Within ninety (90) days following the end of each calendar quarter Landlord shall furnish Tenant a statement of the actual expenses incurred by Landlord in the calendar quarter and the payments made by Tenant with respect to such period, complete with all of Landlord's invoices, bills, copies of canceled checks, and other evidence of expense substantiating all such expenses (such statement of actual Expense Reimbursements, together with all required substantiating documentation is referred to herein as the "Statement"). If Tenant's payments are less than the amount of the actual expenses properly allocable to Tenant, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If Tenant's payments exceed the actual expenses properly allocable to Tenant, Landlord shall offset the excess against the Base Rent and Additional Rent next thereafter to become due to Landlord; provided that if the Lease Term shall have expired, Landlord shall refund the excess to Tenant within thirty (30) days. The initial "Estimated Expense Reimbursements" for the Premises is set forth on the Lease Summary. The Estimated Expense Reimbursements may be adjusted by Landlord's providing thirty (30) days written notice to Tenant of the changed Estimated Expense Reimbursements. Tenant shall have the right to audit Landlord's books and records to verify Expense Reimbursements for a period of up to six (6) months following receipt of Landlord's Statement. Such audit shall be conducted at Landlord's offices, during normal business hours, and on no less than ten (10) days prior written notice. Tenant's payment of any amount pursuant to this Paragraph 3.2(c) shall not preclude Tenant from later auditing the correctness of such payment.

(d) Tenant's "Allocable Share" shall be one hundred percent (100%).

          3.3 Late Payment: Interest. If any installment of Rent, Additional Rent or any other sum due from Tenant is not received by Landlord within ten
(10) days after the due date, Tenant shall pay to Landlord as liquidated damages an additional sum equal to Three Hundred Dollars ($300) to compensate Landlord for reasonably foreseeable processing and accounting charges, and any charges that may be incurred by Landlord with regard to any financing secured by the Property. Should Tenant fail to make any payment within the specified time limits, then Landlord's acceptance of any late charge shall not constitute a waiver by Landlord of Tenant's default with respect to the overdue amount.

          3.4 Security Deposit:. Tenant has deposited the Security Deposit with Landlord as security for the full and faithful performance by Tenant of every term and covenant of this Lease. In the event Tenant defaults in the performance of any of its obligations hereunder, Landlord may use or apply any portion of the Security Deposit to cure the default or to compensate Landlord for its damages from the default, in which event Tenant shall promptly deposit with Landlord the sum necessary to restore

  LANDLORD INITIAL            8             TENANT INITIALS

the Security Deposit to its original amount. Upon termination of this Lease and performance of all of Tenant's obligations hereunder, Landlord shall return the Security Deposit or any balance thereof to Tenant. Tenant shall not be entitled to any interest on the Security Deposit, and Landlord shall be entitled to commingle the Security Deposit with its general funds.

4. Uses.

          4.1 Use of the Premises. The Premises shall be used only for general office uses or any other lawful purpose consistent with City of Palo Alto zoning ordinances for the Premises. Tenant will engage in no activity on the Premises that would, in the judgment of any insurer of the Premises, increase the premium on any of Landlord's insurance over the amount otherwise charged thereforor cause such insurance to be canceled. Tenant will comply with all applicable laws and governmental regulations pertaining to its use and occupancy of the Premises. Tenant will not cause any excessive loads to be placed upon the floor slabs or the walls of the Premises by the placement of its furnishings or equipment or otherwise. Tenant will commit no nuisance or waste on the Premises and will not cause any unreasonable odors, noise, smoke, vibration, electronic emissions, or any other item to emanate from the Premises so as to damage the Property or any other person's property.

          4.2 No Exterior Uses. No area outside of the Building or the EXTERIOR OF THE BUILDING is leased to or may be used by Tenant except for signage in accordance with Paragraph 14 and parking and access. No rubbish containers may be stored outside of the Premises except in areas specifically identified by Landlord. No materials may be stored outside of the Premises by Tenant.

4.3 Hazardous Materials.

          (a) Tenant shall not cause or permit to be discharged from OR ABOUT the Premises or the Building any materials identified by any federal, state, or local governmental body or agency as hazardous materials (collectively, "Hazardous Materials"). Tenant shall at its sole expense comply with all applicable governmental rules, regulations, codes, ordinances, statutes and other requirements respecting Hazardous Materials in connection with Tenant's activities on or about the Premises or the Property. Tenant shall at its sole cost perform all clean-up and remedial actions which may be required of Tenant by any governmental authority pertaining to any discharge of such materials by Tenant.

          (b) Tenant shall indemnify and hold Landlord harmless from all costs, claims, judgments, losses, demands, causes of action, proceedings or hearings, including without limitation Landlord's reasonable attorneys' fees and court costs, relating to the storage, placement or use of Hazardous Materials by Tenant on or about the Premises, including without limitation (i) losses in or reductions to rental income resulting from Tenant's use, storage, or disposal of Hazardous Materials; (ii) all costs of clean-up or other alterations to the Premises necessitated by Tenant's use, storage, or disposal of Hazardous Materials; and (iii) any diminution in the fair market value of the Property caused by Tenant's use, storage, or disposal of Hazardous Materials. The obligations of Tenant under this Paragraph 4.3 shall survive the expiration of the Lease term.

          (c) Tenant hereby acknowledges that asbestos or building materials containing asbestos may be present in the Premises. Tenant further acknowledges that it shall be incumbent upon Tenant to conduct its own investigation as to the presence or absence of asbestos in the Premises. Landlord shall have absolutely no liability to Tenant with regard to the presence and/or release of asbestos in the Premises. Notwithstanding anything to the contrary contained herein, Landlord shall, at its sole cost, assume full responsibility for any removal or encapsulation of asbestos required by any governmental or regulatory agency due to Tenant's use or occupancy of the Premises, and

  LANDLORD INITIAL            9              TENANT INITIALS

  i

any and all removal or encapsulation shall be conducted in compliance with the provisions of this Section 4.3.

          (d) Landlord shall indemnify and hold Tenant harmless from all costs, claims, judgments, losses, damages, demands, causes of action, proceedings and hearings, including without limitation, Tenant's reasonable attorney's fees and court costs, arising out of or resulting from any Hazardous Materials on the Property or alleged to be on the Property and that were not brought on to the Property by Tenant or Tenant's agents or employees. The obligations of Landlord under this paragraph 4.4 survive the expiration of the Lease term.

     5. Alterations and Additions. Tenant shall not make any alteration, addition or utility installation (collectively "Changes") to the Premises without Landlord's prior written consent which can be exercised using its sole discretion. Notwithstanding the immediately preceding sentence (and other than for investment in Tenant Improvements under Paragraph 1.4, which require Landlord's approval), Tenant shall have the right to make interior, non structural alterations within the Premises without Landlord's approval, provided that (i) such alterations do not exceed Twenty Five Thousand Dollars ($25,000) in cost per project; (ii) prior to commencing such alterations, Tenant shall give 15 days prior written notice to Landlord specifying the work to be done and the area of the Premises affected by such work; and (iii) Tenant shall obtain all necessary governmental permits and approvals prior to commencing such work. In making any changes hereunder, Tenant shall comply with all applicable building codes and other governmental requirements. Tenant shall be solely responsible for any requirements imposed on the Building due to City, County, State or Federal regulations as a consequence of such alterations. Unless Landlord has specifically waived this provision in writing prior to the installation of the Changes, such Changes (i) shall be removed from the Premises, and all damage resulting from such removal repaired by Tenant prior to the expiration or sooner termination of the Lease term, or (ii) shall remain on the Premises at the end of the Lease term and become the property of the Landlord, at Landlord's sole election. In making all Changes, Tenant shall hold Landlord harmless from mechanics' liens and all other liability resulting therefrom. Tenant shall provide five (5) days advance written notice to Landlord, in order that Landlord may post on the Premises appropriate notices to avoid any liability or liens by reason thereof.

6. Maintenance and Repair.
   -----------------------

          6.1 Tenant's Obligations. Except for those portions of the Building which Landlord is obligated to maintain and repair pursuant to Paragraph 6.2 below, Tenant, at its sole cost, shall maintain the Premises comparable to the current condition of the Premises.

          6.2 Landlord's Obligations. Subject to Tenant's obligations pursuant to Paragraph 6.3, and the provisions of this Lease dealing with damage or destruction and condemnation, Landlord shall repair and maintain in good working order the roof, roof membrane, and all structural portions of the Premises and the Building, the heating, ventilation, air-conditioning and other equipment serving the Premises, the plumbing and electrical systems (including utility LINES AND conduits) AND EQUIPMENT, exterior surfaces or the building, sidewalks and landscaping for the building. If Landlord fails to perform its maintenance and repair obligations hereunder and, as a consequence, Tenant's use of the Premises is impaired, Tenant shall have the right to cause the necessary repairs to be performed and to seek reimbursement from Landlord for the cost thereof. In addition, Tenant may offset any such costs against one-third (1/3) of Base Rent subject to the provisions of Paragraph 17.7.

6.3 Tenant's Obligation to Reimburse.

          (a) Tenant shall pay Tenant's Allocable Share of all "Operating Expenses" (as defined below) as may be paid or incurred by Landlord during the term of this Lease. All Operating

  LANDLORD INITIAL            10            TENANT INITIALS

Expenses shall be prorated as of the Commencement Date and Expiration Date to reflect any portion of a calendar year occurring within the Lease Term

          (b) The term "Operating Expenses" shall mean all costs and disbursements which Landlord shall pay or become obligated to pay in connection with the Real Property Taxes described in Paragraph 7.2, the insurance described in Paragraphs 11.3 and 11.4 below, and the maintenance, repair and operation of the Property, including, but not limited to all labor, materials, supplies and services, including the cost of all maintenance contracts, used or consumed in performing Landlord's maintenance obligations hereunder provided such costs are incurred for the purpose of maintaining the Building. Operating Expenses shall also include wages and salaries of all employees, accounting personnel, and consultants engaged in the operation and maintenance of the Building, and property management and general and administrative expenses. The total amount payable for the services set forth in the immediate proceeding sentence shall be Four Hundred Dollars ($400) per month. Operating Expenses shall also include all costs and disbursements which Landlord shall pay or become obligated to pay in connection with the maintenance, repair and operation of the outside area of the Building, including landscaping costs unless Tenant assumes responsibility for Landscaping activity for the building, with the approval of Landlord.

          (c) Operating Expenses will not include any charges for regular building janitorial service or the monthly utility charges from the City of Palo Alto. These charges will-be contracted for and billed directly to Tenant at Tenant's sole cost and responsibility.

(d) Operating Expenses will not include any of the following expenses:

          (i) marketing costs, leasing commissions, finders' fees, attorneys' fees, costs and disbursements, and other expenses incurred in connection with negotiations with prospective tenants or the sale or refinancing of the Building, or legal fees incurred in connection with this Lease;

          (ii) depreciation and amortization, except for depreciation or amortization of capital improvements otherwise provided in Paragraph 6.3 (b);

 .

          (iii) payment of principal, interest, late fees, prepayment fees or other charges on any debt or amortization payments on any mortgage or mortgages executed by Landlord covering the Building now or in the future, rental concessions or negative cash flow guaranties, or rental payments under any ground or underlying lease or leases;

          (iv) except as otherwise provided in Paragraph 6.3 (b), Landlord's general administrative overhead expenses;

          (v) any cost, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority;

(vi) charitable or political contributions;

          (vii) Any cost of capital improvements or any cost imposed on Landlord under this Lease or which under Generally Accepted Accounting Principles would not be subject to reimbursement by Tenant as an expense.

      (e) In addition to the foregoing, Tenant shall reimburse Landlord in full for any damages to the Premises or the Building which are caused solely by Tenant, its agents, employees

LANDLORD INITIAL 11 TENANT INITIALS INITIAL





or contractors but not repaired by Tenant or covered by insurance carried or required to be carried b Landlord pursuant to Paragraph 11.2.

7. Taxes.
   ------

          7.1 Tenant's Personal Property Taxes. Tenant shall pay prior to delinquency all taxes, license fees, and public charges assessed or levied against Tenant, Tenant's estate in this Lease or Tenant's leasehold improvements, trade fixtures, furnishings, equipment and other personal property.

          7.2 Real Property Taxes. Tenant shall pay Tenant's Allocable Share of "Real Property Taxes" (as defined in Paragraph 7.3 below) during the Lease term; provided, however, that Landlord reserves the right to adjust Tenant's liability for payment of Real Property Taxes respecting the Property to reflect the portion thereof which is equitably allocable to Tenant based on the tax assessor's worksheets. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account any fractional portion of a tax year included in the lease term at the commencement or expiration hereof.

          7.3 Definition. The term "Real Property Taxes" shall mean all taxes, general and special assessments, and other charges imposed by any taxing authority and collection of rental income therefrom (excepting only estate taxes, inheritance taxes, and includes all entities having taxing or assessment authority by law or by virtue of any recorded instrument binding on the owner of the Property.

          7.4 Supplemental Assessments. Tenant shall be liable for Tenant's Percentage Share of Real Property Taxes of any supplemental assessments levied against the Property which are applicable to any portion of the lease term. Tenant's liability for supplemental assessments shall survive the expiration or earlier termination of the lease term. Tenant shall pay Landlord such amounts within thirty (30) days of Tenant's receipt of Landlord's invoice for supplemental assessments.

     8. Utilities and Services. All utilities servicing and metered to the Premises shall be paid by the Tenant directly to the charging authority. No failure or interruption of any such utilities or service shall entitle Tenant to terminate this Lease or to withhold rent or other sums due hereunder and Landlord shall not be liable to Tenant for any such failure or interruption unless caused by the willful misconduct of Landlord. If the interruption in utility services results due to a failure of equipment, and continues for five
(5) business days, then commencing on the sixth (6th) business day, Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use and occupancy or the Premises. Landlord shall not be responsible for providing any security protection for all or any portion of the Property and Tenant shall at its own expense provide or obtain any security services that it desires.

9. Indemnity.
   ----------

          (a) Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all claims, demands, liabilities, and expenses, including reasonable attorneys' fees to the extent, arising from Tenant's use of the Premises or from any act permitted, or any omission to act, in or about the Premises or the Property by Tenant or its agents, employees, contractors, or invitees, or from any material breach or default by Tenant of this Lease, or from any injury to person or property, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's agents, contractors, or employees. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

  LANDLORD L'                 12             TENANT INITIALS:

\

          b) Landlord hereby agrees to indemnify and hold Tenant harmless from and against any and all costs, claims, judgments, losses, damages, demands, causes of action, proceedings and hearings, including without limitation, Tenant's reasonable attorney's fees to the extent arising from the negligence or willful misconduct of Landlord or Landlord's agents, contractors, or employees, or from the material breach or default by Landlord of this Lease.

     10. Waiver of Maims. Tenant hereby waives any claims against Landlord for injury to Tenant's business or any loss of income therefrom, for damage to Tenant's property, or for injury or death of any other person in or about the Premises or the Property from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord or Landlords agents, contractors, or employees or for the material breach or default of this Lease by Landlord.

11. Insurance.
    ----------

          11.1 Tenant's Liability Insurance. Tenant shall, at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the operation of Tenant's business and the condition, use, occupancy or maintenance of the Premises. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than Two Million Dollars ($2,000,000). The policy shall contain cross liability endorsements (to the extent available on commercially reasonable terms) and shall include contractual liability. The limits of said insurance shall not limit the liability of Tenant hereunder.

          11.2 Tenant's Property Insurance. Tenant shall, at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance, including protection for glass and windows to the Premises, in an "all risk" form, insuring Tenant's inventory, fixtures, equipment, personal property, and leasehold improvements within the Premises (whether installed by Landlord or Tenant) for the full replacement value thereof.

          11.3 Landlord's Liability Insurance. Landlord shall maintain a policy of comprehensive general liability insurance in an amount of coverage the Landlord deems advisable insuring Landlord (and such other entities as designated by Landlord) against liability for personal injury, bodily injury or death and damage to property occurring or resulting from an occurrence in, on, or about the Property with such coverage as Landlord may from time to time deem advisable.

          11.4 Landlord's Property Insurance. Landlord shall maintain a policy or policies of insurance covering loss or damage to the Property, including protection from rental loss and coverage for operating expenses resulting from loss or damage to the Building, and such other hazards in the industry in such amounts and with such coverage as Landlord deems advisable, but in no event for less than 90% of replacement value (except for earthquake coverage). All proceeds under such policies shall be payable exclusively to Landlord.

          11.5 Waiver of Subrogation. Tenant and Landlord each hereby waives, and shall seek to cause their respective insurers to similarly waive, any and all rights of recovery against the other, or against the officers, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is (or would have been) insured against under any insurance policy carried (or required to be carried) by Landlord or Tenant hereunder.

          11.6 Insurance Policies. All of Tenant's insurance shall be primary insurance written in a form satisfactory to Landlord by companies acceptable to Landlord and shall specifically provide by endorsements reasonably acceptable to Landlord that such policies shall: (i) not be subject to

  LANDLORD INITIAL            13            TENANT INITIALS

cancellation or other change except after at least thirty (30) days' prior written notice to Landlord; (ii) be primary insurance; (iii) specifically waive subrogation pursuant to this Lease. All liability

 .     policies maintained by Tenant hereunder shall name Landlord and Landlord's property management

company as additional insured parties. Copies of the policies or certificates evidencing the policies, together with satisfactory evidence of payment of premiums shall be deposited with Landlord on or prior to the Commencement Date, and upon each renewal of such policies, which shall be effected not less than thirty (30) days prior to the expiration date of the term of such coverage.

     12. Damage. Except as provided for Paragraph 12.1, if damage occurs to any portion of the Premises, providing that (i) such damage is insured against or required to be insured against under Landlords insurance policies, (ii) such damage does not render the Premises unusable, and (iii) such damage does not occur within THE LAST TWELVE (12) MONTHS OF THE LEASE TERM, Landlord WILL CAUSE SUCH damage to be repaired with reasonable diligence, subject to delays in the obtaining and disbursement of insurance proceeds and delays caused by inclement weather, governmental action or inaction, and shortage of materials or services. If such damage is not required to be insured against, or if the damage occurs within the last twelve (12) months of the lease term, Landlord may elect, at its option exercised by written notice to Tenant within thirty (30) days of the date that Landlord learns of the damage, to either complete the repair at its expense or elect to terminate this Lease as of the date of damage. If at any time a portion of the Premise is damaged or destroyed by any cause thereby rendering the Premises unusable, even if such damage is required to be insured against pursuant to Paragraph 11 above, - Landlord shall notify Tenant in writing as to the estimated time for repairing the damage within thirty (30) days of the date on which Landlord learns of the damage. If Landlord reasonably estimates that the time required for repair exceeds six (6) months, from the date of damage, then Tenant shall be entitled to terminate this Lease by delivering written notice of termination to the other party within 10 (ten) days after receipt of the estimation. Regardless of the total repair time, if this lease is not terminated, rent will abate during the period until the Premises are repaired and ready for Tenant's full use and occupancy. Under no scenario will Landlord have liability on account of the damage.

          12.1 Tenant's Property. Landlord's obligation to rebuild or restore shall not include Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

     13. Condemnation. If any part of the Premises shall be taken for any public, or quasi-public use, under any statute or by right of eminent domain or purchase in lieu thereof, and a part thereof remains which is susceptible to occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the Lease term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking, but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible to occupation hereunder, this Lease shall thereupon terminate. All compensation awarded upon any taking hereunder shall belong exclusively to the Landlord. Notwithstanding any provision to the contrary contained herein, Tenant shall have the right to make a separate claim against the appropriate governmental authority for condemnation proceeds allocable to the unamortized costs of the leasehold improvements made at the cost of Tenant, the removal of Tenant's trade fixtures or removable personal property, and relocation expenses if and only to the extent that such separate claim does not diminish Landlord's condemnation award.

     14. Advertisements and Signs. Tenant shall not place or maintain any sign, advertisement, notice or other marking whether temporary or permanent on the exterior or visible from the exterior of

LANDLORD INITIAL 14 TENANT INITIALS



                                                         d/

the Premises or the Property, without the approval of the City of Palo Alto, if necessary, and the prior written consent of Landlord. The Landlord's consent shall not be unreasonably withheld.

     15. Entry by Landlord. Landlord and its agents shall have the right to enter the Premises on reasonable prior written notice (except in an emergency) to Tenant at the Premises, subject to Tenant's security requirements, only for the purpose of inspecting the same, showing the premises to prospective purchasers or others, posting notices of non-responsibility, or making repairs, alterations or additions to any portion of the Building (but not to the Premises, except when Landlord is required to do so by this Lease or by law). In making any such entry, Landlord shall minimize its interference with Tenant's use and occupancy to the extent reasonable under the circumstances surrounding such entry. Landlord and its agents may, at any time within ninety (90) days prior to the expiration of the lease term, place upon Premises "For Lease" signs and, on reasonable written or oral notice to Tenant at the Premises only, exhibit the Premises to prospective tenants.

16. Assignment and Subletting.
    -------------------------

          16.1 Landlord's Consent Required. Tenant may assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in the Lease or in the Premises, subject to Landlord's prior written consent, which shall not be unreasonably withheld or delayed. It shall be reasonable for Landlord to deny consent if (a) the use to be made of the Premises by the proposed assignee or sublessee would be prohibited by any other term of this Lease; or (b) the financial condition of the proposed assignee or sublessee are not satisfactory to Landlord based on the ability of the proposed Assignee or Sublessee to fulfill the Tenant's obligations under this Lease.

          16.2 Documentation. Prior to any assignment or sublease, Tenant shall provide to Landlord the proposed assignee's or sublessee's name, address, financial statements for the previous three (3) years, (if available) and copies of all documents relating to Tenant's proposed assignment or sublease.

          16.3 Terms and Conditions. In connection with any proposed assignment or sublease, Tenant shall pay to Landlord all processing costs and attorneys' fees incurred by Landlord (not to exceed One Thousand Dollars ($1,000)), regardless of whether Landlord consents to such assignment or sublease. Each assignment or sublease shall be in form satisfactory to Landlord and shall be subject and subordinate to the provisions of this Lease. Once approved by Landlord, such assignment or sublease shall not be modified without Landlord's prior written consent. Each assignee or sublessee shall agree to perform all of the obligations of Tenant hereunder (except those previously fulfilled by Tenant) and shall acknowledge that the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such assignment or sublease. If Landlord approves an Assignee, Tenant shall be relieved of any liability under this Lease for acts or omissions occurring subsequent to the date of assignment of the Lease. Landlord may accept Rent from a proposed assignee or sublessee without waiving its right to withhold consent to a proposed assignment or subletting.

          16.4 Landlord's Remedies. Any assignment or sublease without Landlord's prior written consent where such consent is required shall be void, and shall constitute a default under this Lease. The consent by Landlord to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 16 with respect to any subsequent assignment or sublease.

17. Default.
    --------

          17.1 Event of Default. The occurrence of any of the following events (an "Event of Default") shall constitute a default and breach of this Lease by
Tenant:

LANDLORD INITIAL  15 TENANT INITIALS



(a ) The failure by Tenant to make any payment of rent or any other required payment, as and when due, and such failure shall not have been cured within five
(5) days after written notice thereof from Landlord;

          (b) Tenant's failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant; PROVIDED THAT WHERE SUCH FAILURE CANNOT REASONABLY BE CURED WITHIN said thirty (30) day period, Tenant shall not be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues all reasonable efforts to complete said cure until completion thereof;

          (c) TENANT'S ASSIGNMENT OF ITS ASSETS FOR THE BENEFIT OF ITS CREDITORS; THE filing of a petition by or against Tenant, where such action is not dismissed within thirty (30) days, seeking adjudication or reorganization under the Bankruptcy Code; the appointment of a receiver to take possession of, or a levy by way of attachment or execution upon, substantially all of Tenant's assets at the Premises.

(d) Tenant abandons the Premises.

        - 17.2 Remedies. Upon any Event of Default, which is not cured, Landlord shall have the following remedies, in addition to all other remedies now or hereafter provided by law or equity:

          (a ) Landlord shall be entitled to keep this Lease in full force and effect and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the highest rate then allowed by law, from the due date of each installment of rent or other sum until paid; or

          (b) Landlord may terminate Tenant's right to possession by giving Tenant written notice of termination, whereupon this Lease and all of Tenant's rights in the Premises shall terminate. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent accrued.

     In the event this Lease is terminated pursuant to this Paragraph 17.2(b), Landlord may recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including but not limited to: (i) The cost of recovering possession of the Premises; (ii) Expenses of reletting, including necessary renovation and alteration of the Premises; (iii) Reasonable attorneys' fees, any real estate commissions actually paid and that portion of any leasing commission paid by Landlord applicable to the unexpired term of this Lease; (iv) The worth at the time of award of the unpaid rent which had been earned at the time of termination; (v) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (vi) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and (vii) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom except for utilities and other expenses that would cease wish the closure of the restaurant business.

     The "worth at the time of award" of the amounts referred to in subparagraphs (iv) and (v) of this Paragraph 17.2(b) shall be computed by allowing interest at the maximum rate then permitted by law. The "worth at the time of award" of the amount referred to in subparagraph (vi) of This Paragraph 17.2(b) shall be computed by discounting such amount at the discount rate of the Federal

LANDLORD INITIAL 16 TENANT INITIALS

                                                 O

Reserve Bank of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

          17.3 No Relief From Forfeiture After Default. Tenant waives all rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, and under any other present or future law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any Event of Default.

          17.4 Landlord's Right to Perform Tenant's Obligations. If Tenant shall at any time fail to perform any obligation required of Tenant hereunder, and provided Tenant has been provided a thirty (30) day notice from Landlord concerning such obligation, then Landlord may, AT ITS OPTION, perform such obligation to the extent Landlord deems desirable, and may pay any and all expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any of Landlord's rights or remedies, or a release of Tenant from performance of such obligation. All sums so paid by Landlord shall be due and payable by Tenant to Landlord on the day immediately following Landlord's payment thereof. Landlord shall have the same rights and remedies for the nonpayment of any such sums as for default by Tenant in the payment of rent.

          17.5 Remedies Not Exclusive. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies available.

          17.6 Termination. Surrender and Abandonment. No act or conduct of Landlord, including, without limitation, efforts to relet the Premises, an action in unlawful detainer or service of notice upon Tenant or surrender of possession by Tenant pursuant to such notice or action, shall extinguish the liability of Tenant to pay rent or other sums due hereunder or terminate this Lease, unless

Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. No act or conduct of Landlord, including the acceptance of the keys to the Premises, other than a written acknowledgment of acceptance of surrender signed by Landlord, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Lease term. The surrender of this Lease by Tenant, voluntarily or otherwise, shall, at Landlord's option, operate as an assignment to Landlord of any and all existing assignments and subleases, or Landlord may elect to terminate any or all of such assignments and subleases by notifying the assignees and subleases of its election within fifteen (15) days after such surrender.

          17.7 Landlord's Default. Nothing under this Section 17.7 shall hurt Tenant's rights under Section 6 of this Lease. In the event of any failure by Landlord to perform any of Landlord's obligations under this Lease, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. If a default by Landlord remains uncured after the expiration of the thirty (30) day period (except for obligations of Landlord which reasonably require greater than thirty (30) days to fulfill, and provided Landlord has initiated performance of any such obligation within such thirty (30) day period and has thereafter diligently acted to fulfill any such obligation), then Tenant shall have the right, to either (i) bring an action for damages. If Landlord fails to pay any such amounts owed to Tenant within thirty (30) days after written demand therefore, Tenant shall have the right to offset such amounts from its next due installment(s) of Base Rent hereunder until Tenant has been fully reimbursed, provided Tenant shall not offset more than one- third (1/3) of its total monthly payment of Base Rent from any single installment. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord's ownership of the building and not thereafter.

  LANDLORD INITIALS           17            TENANT INITIALS

~

     18. Effect of Conveyance. The term "Landlord" as used in this Lease, means only the current owner(s) of the Building so that in the event of any sale or other transfer of the Building, the transferor shall be deemed to be relieved of all obligations of the Landlord hereunder from and after the date of such sale, and the transferee shall be deemed to have assumed and agreed to perform any and all obligations of Landlord hereunder ARISING FROM AND AFTER SAID DATE.

     19. Instruments Required by Lender. Upon written request from Landlord, Tenant agrees to forthwith execute and deliver to Landlord, such instruments, including a current statement of Tenant's financial condition, as may be reasonably required by any mortgagee or holder of a deed of trust or other encumbrance on the Property.

     20. Tenant's Estoppel Certificate. Tenant shall, from time to time, within ten (10) days after receipt by Tenant from Landlord of written request therefor, deliver a duly executed and acknowledged and factually accurate estoppel certificate to Landlord in a form reasonably satisfactory to Landlord and Tenant.

     21. Subordination Attornment and Quiet Enjoyment. Tenant agrees that this Lease may, at the option of Landlord, be subject and subordinate to any mortgage, deed of trust, any other instrument of security, or ground lease which has been or shall be placed on the Property, provided, so long as tenant is not in default under this Lease, no foreclosure or other right or remedy exercised by the lender holding such security shall terminate this Lease. This subordination is hereby made effective without any further act of Tenant. Tenant shall, at any time hereafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any security instrument for the purpose of subjecting and subordinating this lease to the lien of such instrument, provided, so long as tenant is not in default under this Lease, no foreclosure or other right or remedy exercised by the mortgagee, mortgagor, or trustor or beneficiary shall terminate this Lease. Tenant shall attorn to any third party purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any rights, powers or remedies under any instruments of security or ground leases now or hereafter encumbering all or any part of the Premises, as if such third party had been named as Landlord under this Lease.

     22. Notices. All notices, demands or requests to be given to Tenant or Landlord shall be in writing, delivered personally or by commercial courier or by United States mail, postage prepaid, certified return receipt requested and addressed (a) to Tenant c/o Valerie Gardner, Web TV, 305 Lytton Avenue, Palo Alto, CA 94301 or (b) to Landlord c/o Premier Properties, 172 University Avenue, Palo Alto, CA 94301 or any subsequent address as it may FROM TIME TO TIME designate to Tenant in writing. Each such notice, demand or request shall be deemed to have been received by Tenant or Landlord upon actual delivery. The address for notices may be changed by each party on ten (10) days written notice to each other.

     23. No Accord and Satisfaction. No payment by Tenant, or receipt by Landlord, of an amount which is less than the full amount of Base Rent and all other sums payable by Tenant hereunder at such time shall be deemed to be other than on account of (a) the earliest of such other sums due and payable, and thereafter (b) to the earliest Base Rent or other sum due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of Base Rent or such other sums shall be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to receive payment of the balance of such rent and/or other sums, or Landlord's right to pursue Landlord's remedies.

     24. Attorneys' Fees. If any action or proceeding at law or in equity, or an arbitration proceeding (collectively, an "Action"), shall be brought to recover any rent under this Lease, or for or on

  LANDLORD INITIAL            18             TENANT INITIALS;

 , ,   , ,

account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Lease, or for the recovery of possession of the Premises, the "Prevailing Party" shall be entitled to recover from the other party as a part of such action or in a separate action brought for that purpose, its reasonable attorneys' fees and costs and expenses incurred in connection with the prosecution or defense of such action. "Prevailing Party" within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other's payment of the sums allegedly due or upon the performance of the covenants allegedly breached, or if the party commencing such action or proceeding obtains substantially the relief sought by it in such action, whether or not such action proceeds to a final judgment or determination. In addition, each party agrees to reimburse the other party for all of such other party's legal fees and expenses incurred in the enforcement and protection of all of such other party's rights under the Lease and applicable laws, whether or not an action has been brought, including reasonable attorneys' fees without limitation and costs incurred in any out-of-court settlement or in connection with the filing of a bankruptcy petition by or against the first party.

     25. Holding Over. This Lease shall terminate without further notice at the expiration of the lease term. Any holding over after the expiration of the lease term, with the prior written approval of Landlord, shall be construed to be a tenancy from month to month, at a monthly rental of one hundred ten percent (110%) of the last applicable Base Rent, and shall otherwise be on the terms and conditions herein specified. If however, Landlord does not consent to continued occupancy by the Tenant after the lease termination date with prior written approval, such hold over shall be construed to be a tenancy from month to month, at a monthly rental of one hundred fifty percent (150%) of the last applicable Base Rent, and shall otherwise be on the terms and conditions herein specified

     26. Landlord Liability. Tenant agrees that if Landlord shall fail to perform any covenant or obligation on its part to be performed, and as a consequence thereof, or if on any other claim by Tenant concerning the Premises or this Lease, Tenant shall recover a money judgment against Landlord, then such judgment shall be satisfied only out of Landlord's estate in the Property, and Landlord shall have no personal or further liability whatsoever with respect to any such default or judgment.

27. General Provisions.
    -------------------

          27.1 Entire Agreement. This instrument, together with the exhibits attached hereto, constitutes the entire agreement made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

          27.2 Timeliness. Time is of the essence with respect to the performance of each and every provision of this Lease in which time of performance is a factor. Whenever the provisions of this Lease provide that the consent of the party must be obtained, except as otherwise specifically provided, such party agrees to act reasonably and in a timely manner in determining whether to grant or withhold its consent.

          27.3 Captions. The captions of the numbered paragraphs of this Lease are inserted solely for the convenience of the parties hereto and shall have no effect upon the construction or interpretation of any part hereof.

          27.4 California Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

  LANDLORD INITIALS           19            TENANT INITIALS

          :

 .

          27.5 Partial Invalidity. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof

 .      shall nonetheless continue in full force and effect.

          27.6 No Warranties. Any agreements, warranties or representations not expressly contained herein shall not bind either Landlord or Tenant.

          27.7 Joint and Several Liability. If Landlord or Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable under the Lease.

          27.8 Binding on Successors. The covenants and conditions herein contained, subject to the provisions as to assignment, shall apply to and be binding upon the parties hereto and their respective successors in interest.

          27.9 Authority. The parties hereby represent and warrant that they have all necessary power and authority to execute and deliver this Lease on behalf of Landlord and Tenant, respectively.

          27.10 No Light. Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease, entitle Tenant to any reduction of rent or impose any liability upon Landlord.

          27.11 Brokers. Landlord agrees to pay a brokerage commission to Premier Properties Management, Inc., a California corporation and Spallino Reid under separate agreement. Neither Landlord nor Tenant have engaged any other broker, finder or agent. Each party hereby agrees to indemnify and hold the other harmless from any claims for commissions arising from its dealings with any other broker or agent.

          27.12 Force Majeure. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, inability to procure materials, restrictive governmental laws or regulations, delay by the other party hereto or other cause without fault and beyond the control of the party obligated to perform (financial inability excepted), then upon notice to the other party, the performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equal to the period of such delay; provided, however, the party so delayed or prevented from performing shall exercise good faith efforts to remedy any such cause of delay or cause preventing performance, and nothing in this Section shall excuse Tenant from the prompt payment of any rental or other charges required of Tenant except as may be expressly provided elsewhere in this Lease.

LANDLORD INITIAL 20 TENANT INITIALS




IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the dates specified below immediately adjacent to their respective signatures. Delivery of this Lease to Landlord, duly executed by Tenant, constitutes an offer by Tenant to lease the Premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution of this Lease by Landlord and delivery of a signed copy to Tenant.

Landlord: W. Jack Kidder

By:

             Date:            , 1997


Kurt L Rei
B

              Date:       7,
              Tenant:  WebTV Inc.

              Date:

                  LANDLORD   21     TENANT INITIALS




EXHIBIT A
---------

PREMISES
--------

  Landlord In:                22            TENANT INITIALS


                                   EXHIBIT B
                                   ---------

                                RENT ADJUSTMENT
                                    SCHEDULE

     For ease of reference, the term "Commencement Date" as used in this Rent Adjustment Schedule shall mean the first day of the first month following the Commencement Date (as defined in the Lease), unless the Commencement Date (as defined in the Lease) occurs on the first day of the month, in which event the Commencement Date as used in this Rent Adjustment Schedule shall have the same meaning as used in the Lease.

     Also for ease of reference, the successive months of the Lease Term are referred to in this Rent Adjustment Schedule by a number, with Month 1 meaning the first month of the Lease Term commencing with the Commencement Date as defined in this Rent Adjustment Schedule, Month 12 being the twelfth month of the Lease Term, and so on.

Base Rent shall be determined in accordance with the following schedule:

Months      Monthly Base Rent
----------  -----------------

 1  - 12      $10,750
 13 - 24      $11,073
 25 - 36      $11,405
 37 - 48      $11,747
 49 - 60      $12,099

  LANDLORD INITIAL            23 TENANT INITIALS